                     As filed with the Securities and Exchange Commission on December 14, 2000
                                                                                         Registration No. 333-_____


                                        SECURITIES AND EXCHANGE COMMISSION

                                              Washington, D.C. 20549

                                               --------------------

                                                     FORM S-8

                                              REGISTRATION STATEMENT

                                                       Under

                                            THE SECURITIES ACT OF 1933

                                               --------------------

                                                  ONVANTAGE, INC.
                              (Exact name of registrant as specified in its charter)

                             Nevada                                                       98-019675
                 (State or other jurisdiction of                                       (I.R.S. Employer
                 incorporation or organization)                                      Identification No.)

              333 W. Santa Clara Street, Suite 1000                                         95113
                          San Jose, CA                                                    (Zip Code)
                      (Address of principal
                       executive offices)
                                                        Onvantage, Inc.
                                                      Amended and Restated
                                                 2000 Omnibus Equity Incentive Plan

                        Keneth E. Raasch                                                   Copy to:
                     Chief Executive Officer
                         Onvantage, Inc.                                          Stephen M. Wurzburg, Esq.
              333 W. Santa Clara Street, Suite 1000                             Pillsbury Madison & Sutro LLP
                       San Jose, CA 95113                                            2550 Hanover Street
                         (408) 521-6100                                              Palo Alto, CA 94304
                  (Name, address and telephone                                          (650) 233-4500
                  number of agent for service)

       ----------------------------------------------------            -------------------------------------------------


                                          CALCULATION OF REGISTRATION FEE

==============================================================================================================================

                                                     Amount To           Proposed             Proposed           Amount of
              Title of Securities                        Be          Maximum Offering     Maximum Aggregate     Registration
              To Be Registered(1)                  Registered(2)    Price Per Share(3)     Offering Price           Fee
------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.001 per share:  To
be issued under Onvantage, Inc. Amended and
Restated 2000 Omnibus Equity Incentive Plan          5,000,000            $5.625             $28,125,000           $7,425
------------------------------------------------------------------------------------------------------------------------------

(1) The securities to be registered include options and rights to acquire common stock.
(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of common stock. (3) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of calculating the registration fee. The price of the shares is based upon the average of the high and low prices of the common stock on December 8, 2000, as reported on the OTC Bulletin Board.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

ITEM 1.  PROGRAM INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PROGRAM ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

                INFORMATION REQUIRED IN THE INFORMATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

     (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended February 29, 2000 (File No. 001-14815).

     (b) Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000 (File No. 001-14815).

     (c) Registrant's Current Report on Form 8-K filed August 1, 2000, as amended on Form 8-K/A filed October 2, 2000 (File No. 001-14815).

     (d) Registrant's Quarterly Report on Form 10-QSB for the quarter ended May 31, 2000 (File No. 001-14815).

     (e) The description of Registrant's common stock contained in Registrant's Registration Statement on Form 10-SB filed February 5, 1999, as amended, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Pillsbury Madison & Sutro LLP, Palo Alto, California. As of the date of this Registration Statement, an entity in which attorneys of Pillsbury Madison & Sutro LLP are partners beneficially own an aggregate of 12,500 shares of Onvantage, Inc. common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.037 of the General Corporation Law of Nevada authorizes a company to include in its articles of incorporation a provision eliminating or limiting the personal liability of its directors or officers to the company or the corporation stockholders for damages for breach of fiduciary duty as a director or officer. Such provision may not eliminate or limit liability, however, for (i) acts or omissions which involve intentional misconduct, fraud, or knowing violation of law, or (ii) the payment of illegal distributions.
Section 78.7502 authorizes, and in some cases requires, a corporation to indemnify its directors, officers, employees, and other corporate agents under certain circumstances as specified in the General Corporation Law of Nevada.

         The Registrant's articles of incorporation state that the personal liability of the directors of the corporation is eliminated to the fullest extent permissible under the General Corporation Law of Nevada and that the corporation shall, to the fullest extent permitted by the General Corporation Law of Nevada, indemnify any and all persons whom the corporation shall have the power to indemnify under such law. The Registrant's bylaws also authorize the company to indemnify its directors and officers to the fullest extent permissible under the General Corporation Law of Nevada. The Registrant has obtained liability insurance for indemnification obligations that arise in connection with certain wrongful acts of the Registrant's directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index, which list of exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (A) To include any prospectus required by Section
10(a)(3) of the Securities Act.

                           (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
         (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

                    PROVIDED, HOWEVER, that paragraphs (a)(1)(A) and (a)(1)(B) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on the 11th day of December, 2000.

                           ONVANTAGE, INC.


                           By          /S/ MARK LEMMA
                             ---------------------------------------------------
                                           Mark Lemma
                           Vice President of Finance and Chief Financial Officer
                               (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Raasch and Mark Lemma, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                     NAME                                         TITLE                               DATE

                                                 Chairman of the Board and
/S/ KENNETH RAASCH                               Chief Executive Officer (Principal         December 11, 2000
-------------------------------------------
                Kenneth Raasch                   Executive Officer)


/S/ MARK LEMMA                                   Vice President of Finance and Chief        December 11, 2000
-------------------------------------------
                  Mark Lemma                     Financial Officer (Principal Financial
                                                 and Accounting Officer)


/S/ ANTHONY THOMOPOULOS                          Vice Chairman and Director                 December 11, 2000
-------------------------------------------
             Anthony Thomopoulos


/S/ DAVID PAUL WIEBE                             Director                                   December 11, 2000
-------------------------------------------
               David Paul Wiebe


/S/ DENNIS HOLT                                  Director                                   December 13, 2000
-------------------------------------------
                 Dennis Holt


/S/ MICHAEL ARMAND HAMMER                        Director                                   December 12, 2000
-------------------------------------------
            Michael Armand Hammer

                                                 INDEX TO EXHIBITS


  Exhibit No.                              Description
-------------    ------------------------------------------------------
  4.1            Onvantage, Inc. Amended and Restated 2000 Omnibus Equity
                 Incentive Plan

  5.1            Opinion regarding legality of the securities being offered

 23.1            Consent of Grant Thornton LLP, Independent Auditors

 23.2            Consent of Bingham & Company, Independent Auditors

 23.3            Consent of Pillsbury Madison & Sutro LLP (included in
                 Exhibit 5.1)

 24.1            Powers of Attorney (see page 5).

-------------